UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 12, 2024
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 Gessner, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (713) 647-5700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if that registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
Effective February 12, 2024 (the “Closing Date”), Group 1 Realty, Inc., AMR Real Estate Holdings, LLC, Group 1 Realty NE, LLC, G1R Clear Lake, LLC and LHM ATO, LLC (collectively, the “Borrowers”), each a subsidiary of Group 1 Automotive, Inc. (the “Company”), entered into a master credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as lender (the “Lender”), providing term loans on a periodic basis to the Borrowers in a principal amount equaling the lesser of (A) $250 million and (B) 80% of the sum of the value of all mortgaged properties (the “Properties”), calculated for each Property as the lesser of (i) appraised value and (ii) the cost of such Property to the extent such Property was acquired in the prior 12 month period. As of the Closing Date, the principal amount available for borrowing is $48.396 million. Once repaid, term loans may not be reborrowed.
Such term loans shall be evidenced by a Term Note With Draw Period (the “Term Note”). Interest on the term loans accrues at Term SOFR (as defined in the Term Note) plus 175 basis points.
The Credit Agreement is secured by, among other things, mortgages on certain Properties of the Borrowers and certain of their subsidiaries (“Guarantors”), as well as security interests on the fixtures and improvements, replacements, accessions and additions related thereto and proceeds thereof. The Borrowers shall have the right to include additional Properties as collateral and increase the principal amount available for borrowing (which shall, in all cases, not exceed $250 million). The obligations under the Credit Agreement and the Term Note shall be guaranteed by the Company and the Guarantors.
The Credit Agreement contains a number of covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, create liens on assets, make investments and engage in mergers or consolidations. The Credit Agreement also contains typical Events of Default (as defined in the Credit Agreement), including non-payment of obligations and cross-defaults to certain of our other material indebtedness. Upon the occurrence of an Event of Default, we could be required to immediately repay all or certain portions of the amount outstanding under the Credit Agreement.
The Credit Agreement matures on March 1, 2031.
The description of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Credit Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.
Item 8.01     Other Events.
On February 12, 2024, the Company announced the acquisition of the RRR Automotive Group and provided an update on recent disposition activity.
The Company also announced that its Board of Directors approved the 2024 annual dividend rate of $1.88 per share and a cash dividend of $0.47 per share, payable on March 15, 2024, to stockholders of record as of March 1, 2024.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Master Credit Agreement, dated February 12, 2024, by and among Group 1 Realty, Inc., AMR Real Estate Holdings, LLC, Group 1 Realty NE, LLC, G1R Clear Lake, LLC and LHM ATO, LLC, as Borrowers, and Wells Fargo Bank, National Association.

99.1	Press release of Group 1 Automotive, Inc., dated as of February 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

Date:	February 13, 2024	By:	/s/ Daniel J. McHenry
Name: Daniel J. McHenry
Title: Senior Vice President and Chief Financial Officer